Ex. 99.1

Cannae Holdings, Inc. Comments on Preliminary Results of Special Meeting of J. Alexander’s Shareholders

February 01, 2018
LAS VEGAS--(BUSINESS WIRE)--Feb. 1, 2018-- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) announced that J. Alexander’s Holdings, Inc. (“J. Alexander’s”) announced today that it did not receive the requisite number of votes to approve the proposed merger of J. Alexander’s and 99 Restaurants, LLC. Therefore, Cannae expects that the merger agreement will be terminated. The vote is subject to certification by the J. Alexander’s Independent Inspector of Election.
While Cannae is disappointed in these voting results and believes that the merger would have created substantial value for both J. Alexander’s and Cannae’s shareholders, Cannae is extremely happy to keep 99 Restaurants as it is a terrific, well managed brand that generates substantial free cash flows and outperforms its peers.
About Cannae Holdings, Inc.
Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC. More information about Cannae can be found at www.cannaeholdings.com.
Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries.
This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.
Source: Cannae Holdings, Inc.

Solebury Trout
Jamie Lillis, 203-428-3223
Managing Director
jlillis@soleburyir.com